Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-91523) pertaining to SMC Cash Accumulation Plan of SCPIE Holdings Inc. of our report dated May 29, 2002, with respect to the financial statements and schedule of the SCPIE Holdings Inc.’s SMC Cash Accumulation Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2001.

/S/    ERNST & YOUNG LLP

Los Angeles, California
June 21, 2002

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